Exhibit 4.4

CERTIFICATE NUMBER R - _________	RIGHTS _________

GLOBAL BLOCKCHAIN ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

FORM OF RIGHTS CERTIFICATE

SEE REVERSE FOR	CUSIP [*]

CERTAIN DEFINITIONS

THIS CERTIFIES THAT, for value received                                          is the registered holder of a right or rights (the “Right”) to automatically receive one-tenth of one share of Common Stock, $.0001 par value per share, of Global Blockchain Acquisition Corp. (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as Rights Agent. In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Certificate of Incorporation, the Right shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional shares upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Right Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a stockholder of the Company.

This Right Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Dated:

Chairman	Chief Financial Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -                              Custodian

(Cust)                                        (Minor)

under Uniform Gifts to Minors

Act

(State)

Additional Abbreviations may also be used though not in the above list.

GLOBAL BLOCKCHAIN ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Rights represented thereby are issued and shall be held subject to all the provisions of the Rights Agreement and the Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of the Rights (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received,                                                             , hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                 Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________, Attorney to transfer the said Rights on the books of the within named Corporation will full power of substitution in the premises.

Signature(s) Guaranteed:                                                                                                               Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust account (as defined in the Prospectus).